UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2013 (May 10, 2013)

CYS Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip code)

(617) 639-0440

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of CYS Investments, Inc. (the “Company”) held on May 10, 2013, the stockholders (i) elected the eight nominated directors, (ii) approved the Company’s 2013 equity incentive plan, (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iv) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. As of March 8, 2013, the record date for the annual meeting of stockholders, there were 174,783,499 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1 — Election of Directors:

Nominee for Director	For	Withheld	Broker Non-Votes
Kevin E. Grant	91,298,149	6,200,027	53,031,276
Tanya S. Beder	92,200,950	5,177,908	53,031,276
Douglas Crocker, II	89,690,555	7,807,621	53,031,276
Jeffery P. Hughes	92,311,589	5,186,587	53,031,276
Stephen P. Jonas	89,842,832	7,536,026	53,031,276
Raymond A. Redlingshafer, Jr.	90,281,625	7,216,551	53,031,276
James A. Stern	89,998,221	7,299,955	53,031,276
David A. Tyson, PhD	90,241,450	7,256,726	53,031,276

Proposal 2 – Approval of 2013 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
84,205,816	8,926,424	4,365,936	53,031,276

Proposal 3 — Advisory Vote on Named Executive Officer Compensation:

For	Against	Abstain	Broker Non-Votes
63,779,420	29,244,383	4,474,372	53,031,276

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
145,422,254	879,627	4,227,570	*

*	No broker non-votes arose in connection with Proposal 4 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: May 14, 2013	By:	/s/ Thomas A. Rosenbloom
	Name: Title:	Thomas A. Rosenbloom Secretary